UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2005

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 4, 2005, we entered into a Mutual Termination and Release Agreement (the “Termination Agreement”), with Consolidated Edison, Inc. (“Con Ed”), which terminated the Stock Purchase Agreement (the “Con Ed Agreement”) that we entered into with Con Ed on December 10, 2004 for the purchase by us of all of the issued and outstanding shares of Consolidated Edison Communications Holding Company, Inc., a wholly-owned subsidiary of Con Ed (“CEC”). The Con Ed Agreement was terminated because of the parties’ inability to resolve certain contractual issues.

As a result of the termination of the Con Ed Agreement, on May 4, 2005 that certain Securities Purchase Agreement, dated as of December 10, 2004 (as amended on December 15, 2004 and as further amended on December 29, 2004, the “Investor Purchase Agreement”), which we entered into to finance the acquisition of CEC, terminated pursuant to its terms.

A description of the terms and conditions of the Con Ed Agreement and the Investor Purchase Agreement that are material to the Company is set forth in our Current Report on Form 8-K dated December 10, 2004, as filed with the Securities and Exchange Commission on December 16, 2004, which description is incorporated herein by reference. The Termination Agreement contains mutual releases of liability. We do not expect to incur any early termination penalties in connection with the termination of the Con Ed Agreement or the Investor Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release dated May 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Edward Granaghan
Name:	Edward Granaghan
Title:	Senior Vice President—Finance and
Chief Financial Officer

Date: May 5, 2005